Exhibit 99.1
KushCo – Integration Update Email

Subject:     Our Merger with Greenlane – Some Additional Updates and Answers
To:         KushCo Employees
From:         Nick Kovacevich
Date:         Friday, April 16, 2021

Dear fellow KushCo team members:

As promised, I am writing to keep you informed about how our proposed merger with Greenlane1 is progressing. You’ll continue to hear from me and other members of the KushCo leadership team on a regular basis until the merger and integration is complete. We know you have questions and want to be sure you feel confident as we move forward.

Today, I’d like to cover three topics: 1) share our integration mission and guiding principles; 2) introduce the members of our Integration Team; and 3) answer some of the questions we’ve received from employees.

Our Integration Mission & Guiding Principles

Yesterday, we hosted the first meeting among the KushCo and Greenlane leaders responsible for planning the integration of our companies. This group is collectively known as the Integration Team and includes representatives from each company in each functional area, signifying our commitment to leveraging the talent and best practices from both KushCo and Greenlane to create the strongest possible combination.

Key outputs from this first meeting were our group mission statement and guiding principles for the integration:

Mission Statement

“Create a universally respected, industry-leading, single organization with the best brands, products, people and processes positioned to delight our customers and deliver sustained profitable growth to our shareholders”

Guiding Principles

1.Create One Team
2.“Do No Harm”
3.Revolutionize the customer experience at every touchpoint in their journey
4.We are committed to open and transparent communications, and will share information as quickly as possible
5.Evaluate and adopt best practices as needed
6.Full integration ASAP is the best outcome for all stakeholders
7.A lean organization should be the desired organization
8.Integration cannot be a vehicle to justify strategic items that should be deferred for the future
9.All processes will be standardized over the integration
10.Clearly set expectations and do what we say we will do – honor our commitments
11.Have some fun in the process!

The Integration Team

Exhibit 99.1
As we look ahead, KushCo Integration Team representatives will collaborate with their counterparts at Greenlane to determine how our teams can come together as seamlessly and effectively as possible. We expect it will be several weeks before we have significant updates to share, but we want to assure you that the leaders you know are actively involved in the process to ensure we land in the right place.

Integration Team Leads are as follows:

	KushCo	Greenlane
Executive Steering Committee (ESC)	Nick Kovacevich Stephen Christoffersen Matt Tolnick	Aaron LoCascio Bill Mote Roger Carthew
Integration Management Office (IMO)	Matt Tolnick	Roger Carthew
Communications	Najim Mostamand	Lauren Drury
F&A	Stephen Christoffersen	Bill Mote
Sales / Go to Market	Nick Kovacevich Molly Choi	Michael Cellucci Dennis Lider
Operations / Supply Chain	Rodrigo de Oliveira	Bill Bine
IT	Ryan Selewicz Rodrigo de Oliveira	Bill Bine Javier Silva
HR	Rhiana Barr	Roger Carthew
Legal / Compliance	Amir Sadr	Doug Fischer
Product / Marketing	Brian Stewart	Josh Hoffman

Additionally, we have retained outside experts from FTI Consulting, who have helped many companies successfully complete integrations. If any of our Integration Team Leads or FTI partners reach out to you for information or help, please do your best to support them. There is a lot of work to be done in a short period, and I appreciate your full cooperation.

Answering Your Questions

Attached to this email is an FAQ document with answers to the questions we have received to date. Thank you to all who have submitted questions – and to those who haven’t (or who wish to submit more), please feel free to do so at any point in the process by emailing Ask@kushco.com. We will continue to collect them and ensure you receive answers in a timely fashion. Please keep in mind that we don’t have all the answers yet, but we will keep you updated as decisions are made.

A big thank you for your patience and continued support during this process. We’re excited to take these next steps to become the leader in cannabis accessories and ancillary services and an even stronger employer for our teams!

Cheers,

Nick Kovacevich
This electronic message contains information from KushCo Holdings, Inc. The contents may be privileged and confidential and are intended for the use of the intended addressee(s) only. If you are not an intended addressee, note that any disclosure, copying, distribution, or use of the contents of this message is prohibited. If you have received this e-mail in error, please contact me immediately.

Exhibit 99.1
[1] Greenlane is a NASDAQ listed public reporting company under ticker “GNLN”. KushCo is traded on the OTCQX market under ticker “KSHB”. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This announcement is qualified in its entirety by the text of the press release.
Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on management’s current expectations, beliefs and assumptions. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the proposed merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed merger; (4) risks that the proposed transaction disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the proposed merger; and (6) the amount of the costs, fees, expenses and charges related to the proposed merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.
There can be no assurance that the proposed merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither KushCo nor Greenlane is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither KushCo nor Greenlane intends to do so.
Important Information for Investors and Stockholders
In connection with the proposed merger, Greenlane expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by KushCo and Greenlane with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.kushco.com and www.gnln.com and.
Participants in Solicitation

Exhibit 99.1
KushCo, Greenlane and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.